Press Release

Titan Reports Record Quarterly Revenues of $438 Million, up 27%
Pro FormaEPS1 of $0.18 Exceeds Consensus of $0.15

Company Increases Guidance for 2003, Issues Guidance for 2004

San Diego, CA – July 24, 2003 –The Titan Corporation (NYSE: TTN), today reported results for the second quarter and six months ended June 30, 2003, which reflected strong growth in revenue, operating margins, and earnings per share. The financial results are attached to this release.

Titan reported record quarterly revenues for the second quarter of 2003 of $438 million, an increase of 27% from $346 million in the second quarter of 2002. The increase was a result of 29% organic revenue growth generated by Titan’s core national security solutions business.

Net income for the second quarter of 2003 was $5.9 million, or $0.07 per share, compared with a net loss of $11.8 million or ($0.16) per share for the second quarter of 2002. Included in the net income for the second quarter of 2003 is a charge of $12.4 million for debt extinguishment costs and income from discontinued operations of $0.8 million. Included in the net loss for the second quarter of 2002 is a charge of $9.4 million for debt extinguishment costs and a loss from discontinued operations of $16.5 million.

Pro forma net income1 for the second quarter of 2003 was $14.9 million, or $0.18 per share, compared with $12.8 million, or $0.15 per share, for the second quarter of last year. Pro forma net income in the second quarter of 2003 was up 43% sequentially from pro forma net income of $10.4 million in the first quarter of the year.

1Pro forma results are from continuing operations and exclude non-cash amortization of purchased intangibles, non-cash deferred compensation, and non-recurring exit, restructuring, and debt extinguishment charges as illustrated in the accompanying financial tables. The Company believes that pro forma operating results are a meaningful measurement of operating performance due to the non-cash nature of the amortization of purchased intangibles and deferred compensation, and the non-recurring nature of exit and restructuring charges. All numbers used in this release are in accordance with Generally Accepted Accounting Principles (GAAP) unless noted as pro forma. A reconciliation between pro forma results and results in accordance with GAAP can be found in tables attached to this release. As required by SFAS No. 145, debt extinguishment charges previously reported as an extraordinary item in the second quarter of 2002 have been reclassified to operating expenses to conform to the current year presentation.

3033 Science Park Road • San Diego, California 92121

(858) 552-9500

Titan Q2 Earnings Release

Bookings2 in the second quarter of 2003 totaled $700 million, building backlog to a record $4.65 billion. The book-to-bill ratio for the second quarter was a strong 1.6 to 1.

“Titan is on track for a record year of growth and profits,” said Gene W. Ray, Chairman, President and CEO. “We are particularly proud of the 29% year-over-year revenue increase in our core national security business, which now accounts for over 99% of our revenues. We were also able to ramp up quickly on new contracts, which accelerated program execution and revenue growth.

“Our operating margins improved on a pro forma basis to 7.5% in the second quarter, from 6.6% in the first quarter, as a direct result of our focus on operational efficiencies.

In addition, we reduced our Days Sales Outstanding (DSO) to 69 days from 82 days in the prior quarter, which contributed to strong operating cash flow.

“Most important to Titan is our customers’ high level of satisfaction, which resulted in Titan being awarded several add-ons to existing contracts as well as several new contract wins. These new wins include a number of substantial, long-term contracts, which we believe will generate sustainable, predictable growth for Titan,” added Ray.

Second Quarter 2003 Operational Highlights

The company attributed the revenue growth in large part to the continued ramp-up of its existing large contracts with the intelligence community.  In particular, these contracts included the Enterprise Architecture and Decision Support contract with the National Security Agency; the Linguists contract with the Army Intelligence and Security Command; and the Enterprise IT contract with the Special Forces Operational Command. These contracts helped drive the 29% year-over-year organic revenue growth and 16% sequential organic revenue growth in the company’s National Security Solutions business.

The Companyalso recorded increased revenues during the second quarter from a wide range of technical, engineering, systems integration and acquisition support services for all the Armed Services. There was also revenue growth in the Company’s Affordable Weapon and X-Craft development contracts with the Office of Naval Research.

2Bookings are defined as additions to backlog, as calculated under SEC guidelines.

Titan Q2 Earnings Release

Titan continued to see strong growth in its Homeland Security and Homeland Defense market areas, and the company anticipates additional growth opportunities as a result of significant contracts awarded by the Defense Threat Reduction Agency (DTRA) in the second quarter of 2003.

Additionally, Titan reported that the exit from its former commercial businesses is progressing according to the Company’s previously announced plan.

Company Increases Guidance for 2003

The Company is increasing its guidance for fiscal 2003 by announcing that it expects revenue to be between $1.725 billion and $1.775 billion. Earlier guidance had been for revenues in the range of $1.59 billion to $1.61 billion.

The Company is also increasing its guidance by announcing that it expects fiscal 2003 pro forma earnings per share from continuing operations to be $0.70 to $0.72. Previous guidance had been $0.63.  GAAP earnings per share, including the charge for debt extinguishment costs of $12.4 million, are expected to be in the range of $0.52 to $0.54. Previous guidance for GAAP earnings per share was $0.46.

Guidance for free cash flow from continuing operations, defined as net cash flow from continuing operations less capital expenditures, remains at $54 million to $64 million.

Cash flow from higher earnings is projected to equally offset use of additional working capital associated with increased revenue.

Guidance for 2004

The Company’s guidance for fiscal 2004 revenue is $2.0 billion to $2.1 billion, representing a year-over-year growth rate of 16% to 18%. Earnings per share on a GAAP basis is expected to be in the range of $0.84 to $0.88.

“The improved outlook for the remainder of 2003 and for 2004 reflects our record backlog, large program execution expertise, our bid and proposal pipeline and our proven ability to execute our business development initiatives,” Ray said. “In today’s environment of continuing geopolitical threats, we believe there will be increasing demand for Titan’s proven capabilities in providing National Security Solutions.”

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Titan Q2 Earnings Release

Guidance Summary

(in millions except for earnings per share)

	2003	2004

Revenues	$1,725 to $1,775	$2,000 to $2,100

Revenue growth rate	24% to 27.5%	16% to 18%

Pro forma EPS	$0.70 to $0.72	$0.87 to $0.91

GAAP EPS	$0.52 to $0.54	$0.84 to $0.88

EBITDA	$142 to $148	$170 to $178

Free cash flow from continuing operations	$54 to $64	$75 to $85

Conference Call

A conference call to discuss these results will be held at 10 a.m. EDT on Thursday, July 24, 2003 (7 a.m. Pacific time), which will also be available, online at www.titan.com.

About Titan

Headquartered in San Diego, The Titan Corporation is a leading provider of National Security Solutions. The company has approximately 11,000 employees and current annualized sales of approximately $1.7 billion.

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Titan Q2 Earnings Release

"Safe Harbor" StatementUnder the Private Securities Litigation Reform Act of 1995: The statements contained in this release, which are not historical facts, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Examples of such forward looking statements include increased financial guidance for 2003 and initial guidance for 2004, the Company's beliefs and statements regarding that Titan is on track for a record year of growth and profits, that certain new Titan contracts will generate sustainable and predictable growth for Titan and will provide the company with additional opportunities to continue to grow our revenues, and revenue, EPS, EBITDA, free cash flow and days sales outstanding guidance. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include the risks associated with the Company's dependence on continued funding of U.S. Department of Defense and federal civilian agency programs, contract termination risks, risks associated with acquiring other companies, including integration risks, risks associated with the spin-off of SureBeam, risks associated with selling and/or winding down our discontinued operations, and other risks described in the Company's Securities and Exchange Commission filings.

Media Contact:
Wil Williams, Vice President Corporate Communications
(858) 552-9724 or wwilliams@titan.com

Investor Relations Contact:
Laura Catalino, Vice President Investor Relations
(858) 552-9848 or invest@titan.com

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THE TITAN CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,

	2003	2002	2003	2002

Revenues	$437,680	$345,631	$815,560	$659,979

Costs and expenses:
Cost of revenues	365,288	276,759	680,564	530,184
Selling, general and administrative	37,379	39,345	72,828	71,652
Research and development	2,356	650	4,724	3,097
Amortization of purchased intangibles	1,058	1,294	2,286	2,667
Deferred compensation	2,840	1,438	5,680	2,411
Exit and restructuring charges and other	—	1,833	—	3,319

Total costs and expenses	408,921	321,319	766,082	613,330

Operating profit	28,759	24,312	49,478	46,649
Interest expense—net	(7,864)	(7,570)	(15,351)	(15,757)
Debt extinguishment costs	(12,423)	(9,435)	(12,423)	(9,435)

Income from continuing operations before income taxes and cumulative effect of change in accounting principle	8,472	7,307	21,704	21,457
Income tax provision	3,389	2,553	8,682	8,790

Income from continuing operations before cumulative effect of change in accounting principle	5,083	4,754	13,022	12,667
Income (loss) from discontinued operations, net of tax benefit	782	(16,521)	(156)	(17,947)

Income (loss) before cumulative effect of change in accounting principle	5,865	(11,767)	12,866	(5,280)
Cumulative effect of change in accounting principle, net of tax benefit (discontinued operations)	—	—	—	(40,111)

Net income (loss)	5,865	(11,767)	12,866	(45,391)
Dividend requirements on preferred stock	(172)	(173)	(344)	(345)

Net income (loss) applicable to common stock	$5,693	$(11,940)	$12,522	$(45,736)

Basic earnings (loss) per share:
Income from continuing operations before cumulative effect of change in accounting principle	$0.06	$0.06	$0.16	$0.17
Income (loss) from discontinued operations, net of tax benefit	0.01	(0.21)	—	(0.24)
Cumulative effect of change in accounting principle, net of tax benefit (discontinued operations)	—	—	—	(0.54)
			0.16
Net income (loss)	$0.07	$(0.15)	$0.16	$(0.61)

Weighted average shares	79,258	77,119	78,947	73,981

Diluted earnings (loss) per share:
Income from continuing operations before cumulative effect of change in accounting principle	$0.06	$0.05	$0.16	$0.13
Income (loss) from discontinued operations, net of tax benefit	0.01	(0.21)	—	(0.24)
Cumulative effect of change in accounting principle, net of tax benefit (discontinued operations)	—	—	—	(0.53)
			0.15
Net income (loss)	$0.07	$(0.16)	$0.16	$(0.64)

Weighted average shares	81,372	78,528	81,329	75,476

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THE TITAN CORPORATION
PRO FORMA CONSOLIDATED STATEMENTS OF CONTINUING OPERATIONS
EXCLUDING  DEBT EXTINGUISHMENT COSTS,
EXIT AND RESTRUCTURING CHARGES AND OTHER,
AMORTIZATION OF PURCHASED INTANGIBLES, DEFERRED COMPENSATION,
AND THE CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE
(Unaudited)
(in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,

	2003	2002	2003	2002

Revenues	$437,680	$345,631	$815,560	$659,979

Costs and expenses:
Cost of revenues	365,288	276,759	680,564	530,184
Selling, general and administrative	37,379	39,345	72,828	71,652
Research and development	2,356	650	4,724	3,097

Total costs and expenses	405,023	316,754	758,116	604,933

Operating profit	32,657	28,877	57,444	55,046
Interest expense—net	(7,864)	(7,570)	(15,351)	(15,757)

Income before income taxes	24,793	21,307	42,093	39,289
Income tax provision	9,917	8,523	16,837	15,716

Net income	14,876	12,784	25,256	23,573
Dividend requirements on preferred stock	(172)	(173)	(344)	(345)

Net income applicable to common stock	$14,704	$12,611	$24,912	$23,228

Basic earnings per share:
Net income	$0.19	$0.16	$0.32	$0.31

Weighted average shares	79,258	77,119	78,947	73,981

Diluted earnings per share:
Net income	$0.18	$0.15	$0.31	$0.28

Weighted average shares	81,372	78,528	81,329	75,476

The above pro forma amounts have been adjusted to eliminate debt extinguishment costs, exit and restructuring charges and other, amortization of purchased intangibles, deferred compensation, and the cumulative effect of change in accounting principle, net of the related tax benefit.  This pro forma information is not prepared in accordance with generally accepted accounting principles.

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THE TITAN CORPORATION
RECONCILIATION OF GAAP CONSOLIDATED STATEMENTS OF OPERATIONS TO
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share data)

	Three months ended June 30, 2003		Six months ended June 30, 2003

	GAAP	PRO FORMA	GAAP	PRO FORMA

Revenues	$437,680	$437,680	$815,560	$815,560

Costs and expenses:
Cost of revenues	365,288	365,288	680,564	680,564
Selling, general and administrative	37,379	37,379	72,828	72,828
Research and development	2,356	2,356	4,724	4,724
Amortization of purchased intangibles	1,058	—	2,286	—
Deferred compensation	2,840	—	5,680	—

Total costs and expenses	408,921	405,023	766,082	758,116

Operating profit	28,759	32,657	49,478	57,444
Interest expense—net	(7,864)	(7,864)	(15,351)	(15,351)
Debt extinguishment costs	(12,423)	—	(12,423)	—

Income from continuing operations before income taxes	8,472	24,793	21,704	42,093
Income tax provision	3,389	9,917	8,682	16,837

Income from continuing operations	5,083	14,876	13,022	25,256
Income (loss) from discontinued operations, net of tax benefit	782	—	(156)	—

Net income	5,865	14,876	12,866	25,256
Dividend requirements on preferred stock	(172)	(172)	(344)	(344)

Net income applicable to common stock	$5,693	$14,704	$12,522	$24,912

Basic earnings per share:
Income from continuing operations	$0.06	$0.19	$0.16	$0.32
Income (loss) from discontinued operations, net of tax benefit	0.01	—	—	—
			0.16
Net income	$0.07	$0.19	$0.16	$0.32

Weighted average shares	79,258	79,258	78,947	78,947

Diluted earnings per share:
Income from continuing operations	$0.06	$0.18	$0.16	$0.31
Income (loss) from discontinued operations, net of tax benefit	0.01	—	—	—
			0.15
Net income	$0.07	$0.18	$0.16	$0.31

Weighted average shares	81,372	81,372	81,329	81,329

The above pro forma amounts have been adjusted to eliminate
debt extinguishment costs, exit and restructuring charges and other, amortization of purchased intangibles, and deferred
compensation.  The pro forma information is not prepared in
accordance with generally accepted accounting principles.

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THE TITAN CORPORATION
RECONCILIATION OF GAAP CONSOLIDATED STATEMENTS OF OPERATIONS TO
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share data)

	Three months ended June 30, 2002		Six months ended June 30, 2002

	GAAP	PRO FORMA	GAAP	PRO FORMA

Revenues	$345,631	$345,631	$659,979	$659,979

Costs and expenses:
Cost of revenues	276,759	276,759	530,184	530,184
Selling, general and administrative	39,345	39,345	71,652	71,652
Research and development	650	650	3,097	3,097
Amortization of purchased intangibles	1,294	—	2,667	—
Deferred compensation	1,438	—	2,411	—
Exit and restructuring charges and other	1,833	—	3,319	—

Total costs and expenses	321,319	316,754	613,330	604,933

Operating profit	24,312	28,877	46,649	55,046
Interest expense—net	(7,570)	(7,570)	(15,757)	(15,757)
Debt extinguishment costs	(9,435)	—	(9,435)	—)

Income from continuing operations before income taxes and cumulative effect of change in accounting principle	7,307	21,307	21,457	39,289
Income tax provision	2,553	8,523	8,790	15,716

Income from continuing operations before cumulative effect of change in accounting principle	4,754	12,784	12,667	23,573
Loss from discontinued operations, net of tax benefit	(16,521)	—	(17,947)	—

Income (loss) before cumulative effect of change in accounting principle	(11,767)	12,784	(5,280)	23,573
Cumulative effect of change in accounting principle, net of tax benefit (discontinued operations)	—	—	(40,111)	—

Net income (loss)	(11,767)	12,784	(45,391)	23,573
Dividend requirements on preferred stock	(173)	(173)	(345)	(345)

Net income (loss) applicable to common stock	$(11,940)	$12,611	$(45,736)	$23,228

Basic earnings (loss) per share:
Income from continuing operations before cumulative effect of change in accounting principle	$0.06	$0.16	$0.17	$0.31
Loss from discontinued operations, net of tax benefit	(0.21)	—	(0.24)	—
Cumulative effect of change in accounting principle, net of tax benefit (discontinued operations)	—	—	(0.54)	—
			0.16
Net income (loss)	$(0.15)	$0.16	$(0.61)	0.31

Weighted average shares	77,119	77,119	73,981	73,981

Diluted earnings (loss) per share:
Income from continuing operations before cumulative effect of change in accounting principle	$0.05	$0.15	$0.13	$0.28
Loss from discontinued operations, net of tax benefit	(0.21)	—	(0.24)	—
Cumulative effect of change in accounting principle, net of tax benefit (discontinued operations)	—	—	(0.53)	—
			0.15
Net income (loss)	$(0.16)	$0.15	$(0.64)	$0.28

Weighted average shares	78,528	78,528	75,476	75,476

The above pro forma amounts have been adjusted to eliminate debt extinguishment costs, exit and restructuring charges and other, amortization of purchased intangibles, deferred compensation and the cumulative effect of a change in accounting principle, net of the related tax benefits.  The variance in the
GAAP and pro forma income tax rates is a result of non-deductible items for the amortization of purchased intangibles, deferred compensation and acquisition and integration related charges and other.  The pro forma information is not prepared in accordance with generally accepted accounting principles.

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THE TITAN CORPORATION
SELECTED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(in thousands)
	As of	As of
	6/30/03	3/31/03
Cash and cash equivalents	$23,628	$36,311

Accounts receivable - net	330,321	340,714

Inventories	25,161	31,383

Current portion of amounts outstanding under line of credit	3,500	3,500

Long-term portion of amounts outstanding under line of credit	383,875	344,750

Stockholders' equity	335,528	326,799

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